Exhibit 10.27
CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.
IBOTTA PERFORMANCE NETWORK & DIGITAL ITEM-LEVEL REBATES PROGRAM AGREEMENT
This IBOTTA PERFORMANCE NETWORK AND DIGITAL ITEM-LEVEL REBATES PROGRAM AGREEMENT (this “Agreement”) is made as of May 17, 2021 (the “Effective Date”) by and between Ibotta, Inc., a Delaware corporation, and its direct and indirect U.S. operating subsidiaries and affiliates (hereinafter collectively referenced as “Ibotta”) with its principal place of business at 1801 California Street, Suite 400, Denver, Colorado, 80202, and Walmart Inc., a Delaware corporation, (hereinafter referred to as “Walmart”), with its principal place of business at 702 SW 8th Street, Bentonville, Arkansas 72716-0185. Walmart and Ibotta are each referred to in this Agreement as a “Party” and collectively as the “Parties.”
Recitals
(a)    Ibotta sources cash back rebates (“Digital Item-Level Rebates”) from consumer packaged-goods manufacturers and other parties that produce the item that is the subject of the Digital Item-Level Rebate (“Manufacturers”) and makes such rebates available to consumers.
(b)    Ibotta has developed and owns the Ibotta Performance Network (“IPN”), which proprietary network includes Ibotta Mediums and IPN-Partner Properties, where Digital Item-Level Rebates are presented to consumers to direct consumer traffic and influence purchase decisions.
(c)    Walmart desires to join the IPN to facilitate increased consumer traffic to its retail stores and websites from Ibotta Mediums and IPN-Partner Properties.
(d)    Ibotta owns and provides the Service, which allows consumers to redeem rebates by selecting Digital Item-Level Rebates and purchasing the items specified in the Digital Item-Level Rebates at Walmart Locations. [***].
(e)    Walmart desires that Ibotta provide Digital Item-Level Rebates on Walmart Mediums, and Ibotta desires to provide this service.
(f)    Walmart wishes to make the process of redeeming Digital Item-Level Rebates as seamless as possible for consumers at Walmart Locations and on Walmart Mediums, regardless of whether the rebates are presented on Ibotta Mediums, IPN-Partner Properties, or Walmart Mediums.
(g)    The Parties entered into that certain Seamless Redemption Agreement effective December 10, 2018 (the “2018 Agreement”), and now desire to replace and supersede the 2018 Agreement with this Agreement on the Effective Date.

Now, therefore, in consideration of the foregoing and the mutual promises, covenants and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ibotta and Walmart agree as set forth below.
1.    Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement will have the meaning ascribed to them in Appendix 1 attached hereto.
2.    Walmart Joining the Ibotta Performance Network.
2.1    Ibotta’s Provision of the Service on Ibotta Mediums. Ibotta agrees to provide the Service on all Ibotta Mediums for the benefit of Walmart’s consumers [***].
(a)    Process. In order to receive the benefit of the Ibotta Service, consumers may connect their Walmart Account within an Ibotta Medium (an “Ibotta Medium-Connected Consumer”), select the available Digital Item-Level Rebates for the items they wish to purchase, and then subject to Section 2.4, redeem those rebates by making purchases of the items specified in the Digital Item-Level Rebates at Walmart Locations, using such purchase verification methods specified in Sections 2.4(a)-(c) below.
(b)    Redemption. Any Digital Item-Level Rebates selected on an Ibotta Medium and which are redeemed at Walmart Locations will be deposited to a standard Ibotta-managed customer account (i.e., customer bank account or digital gift card) in accordance with Ibotta’s Terms of Use, [***]. For Ibotta Medium-Connected Consumers, Ibotta will work with Walmart to deliver the best possible, lowest friction experience for taking advantage of the [***].
2.2    Ibotta’s Provision of the Service on IPN-Partner Properties. Ibotta agrees to add Walmart to the IPN by providing the Service on IPN-Partner Properties, subject to each IPN-Partner Property’s approval, for the benefit of Walmart’s consumers [***].
(a)    Process. In order to receive the benefit of the Ibotta Service on IPN-Partner Properties, consumers may connect their Walmart Account within the IPN-Partner Property (“IPN-Connected Consumer”), select the available Digital Item-Level Rebates for the items they wish to purchase, and then redeem those rebates by making purchases of the items specified in the Digital Item-Level Rebates at Walmart Locations.
(b)    Redemption. Any rebates redeemed through an IPN-Partner Property at Walmart Locations will be deposited, at Walmart’s election, as follows: [***].
2.3    Walmart’s Agreement to Receive Traffic From IPN. Walmart agrees to receive traffic from all Ibotta Mediums and IPN-Partner Properties, provided, however that Walmart may elect to refuse traffic as follows: [***]. In order to receive such traffic from Ibotta Mediums and IPN-Partner Properties, Walmart will provide the [***] below to support redemption of Digital Item-Level Rebates presented on any Ibotta Medium and IPN-Partner Properties, regardless of the Walmart Location at which a purchase is made. [***].

2.4    Purchase Verification Enhancements. Walmart and Ibotta will cooperate to enable consumers to redeem Digital Item-Level Rebates that are presented on Ibotta Mediums and IPN-Partner Properties, in each of the ways outlined below:
(a)    By [***]. Walmart will take the necessary steps to allow Ibotta Medium-Connected Consumers and IPN-Connected Consumers (collectively “Ibotta Connected Consumers”) [***] for both in-store or online transactions (including both Walmart.com and Online Pickup & Delivery), at a Walmart Location where an Ibotta-Connected Consumer [***].
(b)    By [***]. Walmart will take the necessary steps to allow Ibotta-Connected Consumers to redeem Digital Item-Level Rebates by [***].
(c)    By scanning the barcode on a Walmart receipt. Consumers preferring to pay in cash will be able to redeem rebates by scanning the TC code (or similar code) on a Walmart receipt for purchases made at a Walmart Location. [***].
2.5    Technical Performance. Walmart will provide Ibotta with [***] via an API (or set of APIs) in near real-time to allow Ibotta to handle rebate verification. Walmart’s APIs will operate with [***] uptime, as measured on a [***] basis. If Ibotta is not satisfied with the performance of Walmart’s APIs, it will provide written notice to Walmart and the Parties will work in good faith (which may include hiring a mutually agreed upon third party to make the determination) to resolve the issue. If after doing so Ibotta determines that these requirements still have not been satisfied, it will provide written notice to Walmart, and unless provided otherwise, Walmart will have [***] days to cure the deficiency. If Walmart fails to cure any deficiency during the relevant cure period, Ibotta may, in its discretion, terminate this Agreement for cause.
2.6    [***].
2.7    IPN Performance Data Provided to Walmart, Access, and Program Promotion. Upon request, Ibotta shall provide Walmart with key performance metrics such as [***]. Upon request, Ibotta will provide Walmart with an updated copy of its Privacy Policy and immediately notify Walmart of any material changes to its Privacy Policy that could impact Walmart consumers. Ibotta shall work with Walmart to establish an API to facilitate the delivery of key performance metrics, as determined by Walmart. Walmart shall be allowed to promote Ibotta Digital Item-Level Rebates, redemption, the IPN, and the services Ibotta provides pursuant to this Agreement, without limitation. [***].
2.8    Technical Execution Timeline. Walmart and Ibotta will work together to build the technology necessary to fulfill the commitments outlined above in this Section 2. The Parties will make commercially reasonable efforts to complete this work as it pertains to Ibotta Mediums by no later than [***]. If any aspect of the work cannot be completed by these dates, the Parties will communicate the reasons and agree upon a revised target timeline for delivery.
2.9    [***].

2.10    Warrant Vesting. Any warrants to which Walmart is entitled under the Warrant Agreement, a copy of which is attached hereto as Appendix 2, and made a part hereof, shall vest upon satisfaction of its obligations as described such Warrant Agreement.
3.    Facilitating Commerce from IPN.
3.1    Enabling streamlined purchase flows. Walmart and Ibotta agree to work together to enable the most seamless experience possible for consumers wishing to purchase items that are the subject of Digital Item-Level Rebates at Walmart Locations from Ibotta Mediums and IPN-Partner Properties.
3.2    [***].
4.    Digital Item-Level Rebates on Walmart Mediums
4.1    Ibotta’s Provision of the Service on Walmart Mediums. Ibotta agrees to make Digital Item-Level Rebates available on Walmart Mediums in a manner that allows Walmart consumers to use Digital Item-Level Rebates during future trips to Walmart Locations and in other ways to be determined by Walmart (the “Walmart Digital Item-Level Rebate Platform”). Ibotta will, as allowed by law, allow access to, and redemption of, Digital Item-Level Rebates for [***] at Walmart Locations or through the Walmart Digital Item-Level Rebate Platform.
4.2    Minimum Viable Product Determination for the Walmart Digital Item-Level Rebate Platform. Within ninety (90) days of the execution of this Agreement, the Parties shall agree upon a minimum viable product version of the Walmart Digital Item-Level Rebate Platform (the “MVP”) and any technology deliveries or digital platform enhancements necessary for the Parties to effectuate the MVP. Each Party shall provide representatives of their relevant business, product, engineering, and design teams, who shall meet on a bi-weekly basis to align on the MVP requirements, and the Parties shall, upon reaching such alignment within ninety (90) days of the execution of this Agreement, enter into an amendment to this Agreement to set forth each Party’s responsibilities and obligations to deliver the MVP in accordance with the provisions of this Section 4.
4.3    Ibotta’s Obligations. For the purpose of enabling Walmart to launch and maintain the Walmart Digital Item-Level Rebate Platform on all Walmart Mediums, upon execution of this Agreement, Ibotta shall:
(a)    source Digital Item-Level Rebates through its own sales team and make offer content available for redemption on all Walmart Mediums, as approved and consented to by Walmart;
(b)    provide the technology and other items mutually determined by the Parties to be necessary to properly present such Digital Item-Level Rebates to consumers in an agreed-upon format and in all Walmart Locations, across the various Walmart Mediums;

(c)    reasonably cooperate with Walmart on a process to enable Walmart to determine whether the value of Digital Item-Level Rebates presented across Walmart Mediums for redemption at Walmart Locations, whether individually or in the aggregate, remains compliant with [***].
(d)    receive [***] from Walmart through the [***] to match rebates and provide [***] of the consumers who have redeemed rebates at Walmart Locations;
(e)    manage all intake, setup, billing, reporting and other logistics necessary to meet the expectations of Manufacturers funding Digital Item-Level Rebates;
(f)    [***];
(g)    [***];
(h)    provide an anti-stacking service, that may be reviewed and evaluated by Walmart upon request, that prevents double crediting by [***];
(i)    [***];
(j)    in accordance with this Agreement, regularly provide Walmart with [***]; and
(k)    provide marketing support and coordinate with Walmart’s merchandising team to implement [***].
(l)    [***].
(m)    provide Walmart with certain data to support the rebate redemption process, as outlined in Schedule 2.
4.4    Ibotta’s Minimum Technology Performance Standards. Ibotta agrees to adhere to following performance standards:
(a)    Ibotta’s Digital Cash Back Offer APIs will be available at least [***] of the time, measured on a quarterly basis.
(b)    where Ibotta is involved in integrations processing a transaction on Walmart Mediums, Ibotta API’s will be available [***] of the time each quarter, measured on a quarterly basis. In the event Ibotta is unable to achieve the required availability, it will have [***] days to cure. In the event any such availability is severely impacted, Ibotta will have [***] to restore such service;
(c)    [***] post-transaction adjudication service will be available [***] of the time each [***], measured on a [***] basis. In the event Ibotta is unable to achieve the required availability, it will have [***] days to cure. In the event any such availability is severely impacted, Ibotta will have [***] to restore such service.

If Walmart determines that these requirements have not been satisfied during any [***] period, it will provide written notice to Ibotta, and unless provided otherwise, Ibotta will have [***] to cure the deficiency. If Ibotta fails to cure any deficiency during the relevant cure period, Walmart may, in its discretion, terminate this agreement for cause. If the Parties disagree on whether a deficiency exists, they will work in good faith (which may include hiring a mutually agreed upon third party to make the determination) to resolve the issue.
4.5    Ibotta’s Minimum Offer Content Standards. [***]. From time-to-time, Walmart may request, and Ibotta shall provide, a certification from an officer of Ibotta confirming that [***]. Should Ibotta be unwilling or unable to provide such certification within [***] of Walmart’s written request, or if Walmart otherwise determines that this requirement has not been satisfied during an applicable [***] period, then it will provide written notice to Ibotta and Ibotta will cure the deficiency. [***]. If the Parties disagree on whether a deficiency exists, they will work in good faith (which may include hiring a mutually agreed upon third party to make the determination) to resolve the issue. [***]. Ibotta acknowledges that it is prohibited from offering Digital Item-Level Rebates in Walmart Mediums for only one particular manufacturer on any particular day or series of days or from otherwise displaying or abstaining from displaying the products of any manufacturer in a manner that creates a perceived bias or preference for or against a particular manufacturer [***].
4.6    Choice of Manufacturers and Offer Content. Ibotta is free to secure Digital Item-Level Rebates from Manufacturers with whom Ibotta has or develops a contractual relationship. [***]. Walmart and Ibotta will work together to explore ways of cross-selling rebates and display advertising to Manufacturers Digital Item-Level Rebates presented to consumers on Walmart Mediums may also be presented to consumers and selected on Ibotta Mediums and IPN-Partner Properties, unless otherwise agreed to by the Parties. Ibotta will determine in its sole discretion the Digital Item-Level Rebates that are made available for placement on Walmart Mediums provided, however, that: [***].
4.7    Walmart’s Obligations. In order to launch and maintain Digital Item-Level Rebates on all Walmart Mediums, Walmart agrees to take the following steps:
(a)    Walmart will develop and implement the necessary technology to receive from Ibotta and display Digital Item-Level Rebates on Walmart Mediums, including Walmart.com and the Walmart mobile application of such Walmart Mediums, and in other consumer touchpoints, such as marketing communications.
(b)    Walmart will build and launch a consumer experience that allows consumers who visit Walmart Mediums to view the Digital Item-Level Rebates provided by Ibotta, select Digital Item-Level Rebates and add them to a list of selected rebates, earn associated rebates for purchasing the qualifying products, and cash out their accumulated rebates. Walmart will make Digital Item-Level Rebates accessible to consumers who visit Walmart Mediums. Walmart may, in its discretion, choose to inform consumers that the Digital Item-Level Rebates program is “Powered by Ibotta,” to make clear that promotional budgets are sourced by Ibotta rather than by Walmart directly. As determined by Walmart, Walmart will provide the necessary customer support for the Digital Item-Level Rebates program on Walmart

Mediums. Ibotta will work with Walmart to provide advice or inputs necessary to support the desired customer support experience.
(c)    Walmart will allow consumers to redeem Digital Item-Level Rebates at Walmart Locations on all Walmart Mediums using the [***]. To enable offer matching, Walmart will [***].
(d)    Walmart will promote Digital Item-Level Rebates on Walmart Mediums to Walmart consumers. [***].
(e)    Walmart will provide marketing support and coordinate with Ibotta’s merchandising team to implement at least [***] per year, as determined by Walmart, on either Walmart Mediums or Ibotta Mediums, and consistent with a quarterly marketing plan to be determined by the Program Management Committee. Walmart shall have the right to reference any approved Digital Item-Level Rebates, Ibotta, and any Ibotta promotional activity (a list of which shall be provided to Walmart upon request) in Walmart’s own marketing programs.
(f)    Walmart will provide Ibotta with [***] to be mutually agreed upon by the Parties.
(g)    Walmart will support anti-stacking by relaying to Ibotta in near real-time when [***].
4.8    Offer Presentation and Redemption. Walmart agrees to display all Digital Item-Level Rebates content supplied by Ibotta, unless [***]. Walmart shall determine in its sole discretion (i) if, how and where to present Ibotta’s Digital Item-Level Rebates on Walmart Mediums and (ii) how consumers can access and deploy the Digital Item-Level Rebates balances in their Walmart Accounts.
4.9    Payment Terms. [***]. Ibotta will reimburse Walmart for the face value of all Digital Item-Level Rebates redeemed on Walmart Mediums as identified on the Monthly Payment Statement or determined by Walmart after the above-referenced consultation, on a monthly basis, within [***] days after end of each month. Ibotta is responsible for making any required payments to Walmart regardless of whether Ibotta has been reimbursed by a Manufacturer. Ibotta agrees to utilize Walmart’s standard processes for submission of payments by Walmart vendors. Nothing in this Agreement shall prohibit Walmart from engaging in any lawful debt collection activities including, but not limited to, initiating litigation, to recover debts owed to Walmart.
4.10    Preferred Provider Status. Recognizing that the Parties are entering into a strategic relationship that includes Walmart taking an equity ownership stake in Ibotta, and the value that Walmart brings to Ibotta’s IPN, [***] the requirements set forth in Sections [***]. Notwithstanding the foregoing, nothing in this section shall prohibit or restrict Walmart from: [***].

4.11    Non-circumvention. Subject to Sections [***] (including, without limitation, by sourcing the same or similar content directly, or otherwise circumventing the arrangements described in this Agreement, during the Term).
4.12    Technical Execution Timeline. Walmart and Ibotta will work together to build the technology and work flows necessary to fulfill the commitments outlined in this Section 4. The Parties will work to launch Walmart Digital Item-Level Rebate Platform by no later than [***], the Parties will communicate the reasons and agree upon a revised target timeline for the launch of offer content.
4.13    Warrant Vesting. Any warrants to which Walmart is entitled under the Warrant Agreement, a copy of which is attached hereto and made a part hereof, shall vest upon satisfaction of its obligations described in such Warrant Agreement.
4.14    Reserved.
4.15    Branding. The parties agree that the Service and the Walmart Digital Item-Level Rebate Platform contemplated by this Section 3 shall be operated under branding, to be determined by Walmart in its sole and absolute discretion, which may incorporate the phrase “powered by Ibotta”. Ibotta hereby grants to Walmart a nonexclusive, non-assignable, wholly-paid license to utilize the Ibotta name in any such branding. Walmart shall own exclusively any such brand and associated intellectual property developed by Walmart, provided however that such ownership shall not include any ownership in the Ibotta name or brand.
4.16    Walmart Use of Third-Parties. With regard to any and all obligations Walmart may have to provide any services under this Agreement, Walmart shall have an unfettered right to utilize third-parties to provide such services.
5.    Joint Announcement of Strategic Partnership. By no later than July 1, 2021, Walmart and Ibotta will issue a joint press release mutually agreed upon by Walmart and Ibotta announcing that Walmart intends to join the IPN and to begin receiving traffic to its stores and websites from the IPN. Walmart will also mention that it plans to launch Digital Item-Level Rebates powered by Ibotta. The press release will include quotations from John Furner, or his executive-level designee, and Bryan Leach. On a timeline and in a manner to be mutually agreed, the Parties will work together to publicize their relationship.
6.    [***].
7.    Uses of [***] and [***]
7.1    Uses of Transaction Data. The Parties seek to limit the amount of [***] as necessary to support the successful delivery of Digital Item-Level Rebates, while preserving Ibotta’s current business operations on Ibotta Mediums. Ibotta agrees that it will not [***], except as outlined in Schedule 1 to this Agreement.
7.2    [***].

7.3    [***]. Furthermore, without Walmart’s express written consent, in its sole and absolute discretion, Ibotta shall not connect, implement, integrate, associate, or otherwise utilize any Walmart API, or any aspect thereof, with any third-party. Notwithstanding the foregoing, Ibotta may use [***] only as expressly set forth in Schedule 1 and for no other purposes.
7.4    [***] Ownership. [***]. Except as otherwise agreed in this Agreement, to the extent [***], Ibotta agrees that such [***] will be anonymized, aggregated, and/or otherwise de-identified so that [***] with Walmart.
7.5    Successors-in-Interest. Any successors-in-interest to Ibotta shall not constitute “third parties” for purposes of this Section 7 but shall be subject to the same [***] usage restrictions as Ibotta, unless otherwise agreed in writing by the Parties.
8.    Intellectual Property Rights.
8.1    Ownership of Intellectual Property Rights. Except for those limited rights granted under this Agreement, each Party retains all right, title, and interest in its intellectual property rights and other proprietary rights. Nothing in this Agreement shall be understood to cause either Party to assign its intellectual property rights to the other Party. If the Parties elect to jointly develop any system, product, feature or component that will create or give rise to intellectual property or proprietary rights, the Parties will enter into a written agreement relating to the ownership of such intellectual property or proprietary rights.
8.2    Materials. If a Party provides any materials, technology or other information (other than Feedback) to the other Party in connection with the activities contemplated by this Agreement, the receiving Party may use such materials, technology, and information solely to fulfill its obligations pursuant to this Agreement.
8.3    Feedback. Unless otherwise agreed to by the Parties in writing, if a Party (the “Providing Party”, for purposes of this Section 8.3) provides to the other Party (the “Recipient Party”, for purposes of this Section 8.3) any feedback or suggestions regarding the Recipient Party’s business or the functionality and performance of the Recipient Party’s products or services (such provided feedback or suggestions, “Feedback”), the Recipient Party will have the right to use and exploit such Feedback without limitation or compensation paid to the Providing Party, provided, however, that the foregoing shall not operate to grant the Recipient Party any rights under any patents of the Providing Party. Moreover, by making use of the Feedback, Recipient Party will have waived any right to object or otherwise contest pursuit and acquisition of a patent by Providing Party and acknowledges and agrees that Providing Party will be free to use and commercialize the Feedback, without limitation.
8.4    Restrictions. Notwithstanding any other terms and conditions of this Agreement to the contrary, Walmart shall not, without Ibotta’s prior written consent: (i) reverse engineer, reverse compile, or identify or attempt to identify the source code of the Service or the IPN; (ii) copy or make any reproduction of the Service or the IPN, either in whole or in part; (iii) access or attempt to access the Service, IPN, or any Digital Item-Level Rebates by any means other than those means provided by Ibotta hereunder or to Ibotta’s customers generally; or

(iv) access or use the Service or IPN for the purpose of developing products or services that compete with the Service or IPN, including, without limitation, by querying the Service to train or developing models that are similar to the models pertaining to or underlying the Service.
9.    Marks; Publicity.
9.1    Ownership of Marks. Each Party acknowledges and agrees that: (i) each Party’s Marks are owned solely and exclusively by such Party or its affiliates; (ii) neither Party has any right, title, or interest in or to any of the other Party’s Marks, except for the right to use such Marks strictly in accordance with this Agreement; (iii) any goodwill arising from the use of a Party’s Marks by the other Party hereto inures solely to the benefit of the Party that owns the Marks; (iv) neither Party will modify the other Party’s Marks or use them for any purpose other than as set forth in this Agreement; (v) neither Party will purposefully engage in any action, other than an action permitted by this Agreement, that adversely affects the good name, good will, image or reputation of the other Party hereto or its Marks; (vi) each Party will at all times follow the other Party’s reasonable written instructions on the use of the Marks and the appropriate trade service mark notice ((TM), (SM) or ®) or other similar notices on any item or material bearing a Party’s Mark; and (vii) ownership of goodwill associated with each Party’s Marks will vest in such Party or its affiliates, and otherwise hereby is assigned to the Party that owns the Marks, without the need for any further action by the other Party.
9.2    License to Use Marks. Unless prohibited via written notice, each Party grants to the other a limited royalty-free, non-exclusive, non-transferable, non-sublicensable license to use and display the other Party’s Marks in connection with the delivery of Digital Item-Level Rebates, either on Ibotta Mediums or on Walmart Mediums. Any use by either Party of the other Party’s Marks in any oral, printed or other form must be done in accordance with any guidelines provided by the Party whose Marks are in question.
9.3    Publicity. Neither Party will create, publish, distribute, make, or permit any public announcement of this Agreement, the services provided, or the relationship contemplated hereunder (including, but not limited to, any press release) without first submitting such material to the other Party and receiving written approval, which a Party may withhold in its sole discretion. Notwithstanding the above, the Parties are permitted to reference information relating to this relationship that has been previously publicly disclosed, including in the Joint Announcement press release described in Section 5.
10.    Records and Audit Rights. Ibotta will maintain accurate and complete accounts and records related to this Agreement. During the term of this Agreement and for [***] years after its termination, Ibotta shall allow Walmart or its designated auditors to conduct, no more than once annually, full and independent audits and investigations of Ibotta’s information, books, records, and accounts relating to this Agreement. Ibotta will provide reasonable assistance in such audits by providing supplemental records as reasonably requested by Walmart and its auditors.

11.    Insurance. During the term of this Agreement and for at least [***] years thereafter, Ibotta, at its own cost and expense, will procure and maintain insurance coverage meeting or exceeding the requirements set forth in Appendix 4.
12.    Representations and Warranties.
12.1    Representations and Warranties by Ibotta. The following representations, warranties, and covenants are made by Ibotta to Walmart from the Effective Date of this Agreement and will survive the termination or expiration of this Agreement:
(a)    Ibotta is a Delaware corporation validly existing and in good standing under the laws of Delaware with the power to own its properties and assets, to carry on its business as it is currently being conducted and to provide the Service.
(b)    Ibotta has all the authority and power necessary to execute, deliver, and perform its obligations under this Agreement without the need to obtain the consent of any person or entity.
(c)    Neither the execution, delivery, nor performance of this Agreement will be, or result in, a breach or contravention of any other material contract, obligation or agreement of Ibotta.
(d)    This Agreement constitutes Ibotta’s valid and binding obligation, enforceable in accordance with its terms, except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.
(e)    Ibotta’s execution of this Agreement and performance of its obligations under this Agreement do not (i) violate any provision of its articles of incorporation or by-laws as currently in effect, (ii) constitute a material default under any material contract to which it is a party or to which any of its material assets are bound; (iii) constitute an event that would, with notice or lapse of time, or both, result in a default as described in (ii) above; or (iv) violate any law currently in effect to which it is subject.
(f)    Ibotta has obtained and shall maintain all requisite licenses, permits, registrations and authorizations from any governmental authority that are required by law or that are necessary to provide and perform its obligation with respect to the Service.
(g)    Ibotta is and shall be in compliance with all laws that relate to the Service.
(h)    The Service and any software, programs, processes, technology or other intellectual property used to provide, or used in connection with, the Service do not and will not infringe upon the intellectual property rights of any person or entity.
(i)    Ibotta will (i) comply with all applicable laws enforced by OFAC, including any laws relating to the SDN List; (ii) prevent any person or entity that is the target of economic sanctions or trade embargoes enforced by OFAC, that is on the SDN List, or that is owned or controlled in whole or in part by a person or entity on the SDN List, from participating in the Service or others engaging in business transactions with Ibotta; and (iii) prevent any person or entity acting, directly or indirectly on behalf of a foreign government that is the target of any OFAC sanctions or regulations from participating in the Service or otherwise engaging in business transactions with Ibotta.
(j)    The employment and business practices of Ibotta comply with all applicable laws, including but not limited to laws relating to documentation requirements of employment authorization of employees and other persons performing work contemplated by this Agreement.
(k)    Ibotta represents, warrants and covenants that it materially complies with and will materially comply with the requirements of the Walmart Information Security Addendum attached to this Agreement as Appendix 3.
12.2    Representations and Warranties by Walmart. The following representations, warranties, and covenants are made by Walmart to Ibotta from the Effective Date of this Agreement and will survive the termination or expiration of this Agreement:
(a)    Walmart is a Delaware corporation validly existing and in good standing under the laws of Delaware with the power to own its properties and assets, to carry on its business as it is currently being conducted and, with Ibotta, join the IPN as outlined in Section 2, and launch Digital Item-Level Rebates on Walmart Mediums.
(b)    Walmart has all the authority and power necessary to execute, deliver, and perform its obligations under this Agreement without the need to obtain the consent of any person or entity.
(c)    This Agreement constitutes Walmart’s valid and binding obligation, enforceable in accordance with its terms, except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.
(d)    Walmart’s execution of this Agreement and performance of its obligations under this Agreement do not (i) violate any provision of its articles of incorporation or by-laws as currently in effect, (ii) or (iv) violate any law currently in effect to which it is subject.
12.3    Disclaimer. EXCEPT AS SET FORTH IN THIS SECTION, NEITHER PARTY MAKES ANY REPRESENTATION AS TO THE NATURE OR TIMING OF THE DELIVERY OF THE SERVICE, THE IPN OR THE DIGITAL ITEM-LEVEL REBATES PROGRAM (NOR ANY DATA PROVIDED HEREUNDER). THE SERVICE, THE IPN, AND THE DIGITAL ITEM-LEVEL REBATES PROGRAM (AND ANY DATA PROVIDED HEREUNDER) MAY CONTAIN DEFECTS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SERVICE, THE IPN AND THE DIGITAL ITEM-LEVEL REBATES

PROGRAM AND ANY DATA PROVIDED HEREUNDER ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE. THE PARTIES SPECIFICALLY DISCLAIM ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
13.    Term and Termination.
13.1    Term. This Agreement commences on the Effective Date and, unless sooner terminated pursuant to Section 13.2, will be in effect for an initial term of [***] months (the “Initial Term”). This Agreement shall automatically renew for additional [***] month terms (each a “Renewal Term” and together with the Initial Term, the “Term”) upon expiration of the Initial Term or a subsequent Renewal Term unless either Party elects to (i) terminate the Agreement pursuant to Section 13.2, or (ii) opt-out of such renewal by notifying the other Party in writing no less than [***] days prior to expiration of the Initial Term or a subsequent Renewal Term, as applicable, so that the Parties may provide adequate notice to consumers who rely on cash back rebates. Subject to the restrictions in Section 4.11, [***]. In the event that Walmart does not launch Digital Item-Level Rebates by June 30, 2022 as outlined in Section 4.12, the Term of this Agreement shall be extended by an amount of time equivalent to the delay in the launch date.
13.2    Termination for Material Breach. Either Party may terminate this Agreement upon written notice if the other Party (a) fails to cure any material breach of this Agreement within [***] after receipt of written notice of such breach and the details thereof; (b) ceases business operations without a successor; or (c) seeks protection under any bankruptcy, receivership, trust deed, creditors’ arrangement, composition, or comparable proceeding, or if any such proceeding is instituted against that Party and such proceeding is not dismissed within [***] thereafter. Walmart may terminate or suspend this Agreement immediately upon written notice to Ibotta if Ibotta assigns this Agreement in a manner that is not permitted herein.
13.3    [***].
13.4    Termination Without Prejudice. Any termination is without prejudice to any other remedies provided in this Agreement or otherwise available at law or equity, including recovery of damages (except as expressly limited under this Agreement) arising out of any breach or default, and shall not otherwise affect any rights or obligations of either Party under this Agreement.
13.5    Effect of Termination. Walmart will immediately cease all use of the Service and the IPN upon termination or expiration of this Agreement. Upon written request, within [***] after termination of this Agreement in accordance with Section 13.2 or expiration of the Agreement, each Party will return to the other or destroy all Confidential Information, and any other related materials provided to such Party hereunder, except that Section 7.2 shall continue to apply with respect to Transaction Data.

13.6    Survival. The provisions of Sections [to be listed prior to execution] will survive the termination or expiration of this Agreement for any reason.
14.    Indemnification.
14.1    Ibotta will defend and indemnify Walmart, its affiliates and their past, present and future directors, officers, employees and agents from and against any and all Losses arising or resulting from: (i) Ibotta’s breach of or failure to comply with any obligation or provision of this Agreement; (ii) Ibotta’s violation of or failure to comply with applicable laws; (iii) Ibotta’s breach of any representation or warranty in this Agreement; or (iv) any claim or allegation that Ibotta’s Service infringes or misappropriates any third party’s intellectual property. Notwithstanding the foregoing, Ibotta shall have no indemnification obligations hereunder in connection with any Losses arising or resulting solely from Walmart’s actions or omissions.
14.2    Walmart will defend and indemnify Ibotta, its affiliates and their past, present and future directors, officers, employees and agents, from and against any and all Losses arising or resulting from: (i) Walmart’s breach of or failure to comply with any obligation or provision of this Agreement; and (ii) Walmart’s breach of any representation or warranty in this Agreement. Notwithstanding the foregoing, Walmart shall have no indemnification obligations hereunder in connection with any Losses arising or resulting from Ibotta’s actions or omissions.
14.3    Each Party’s provision of the indemnities set forth in Section 14.1 and Section 14.2, respectively, is subject to the Indemnified Party providing the Indemnifying Party with (i) prompt written notice of the applicable Indemnified Claim; (ii) control over the defense and settlement of such Indemnified Claim; and (iii) proper and full information and assistance to settle and/or defend any such Indemnified Claim. Upon receipt of notice, from whatever source, of an Indemnified Claim against an Indemnified Party, the Indemnifying Party must take necessary and appropriate action to protect the Indemnified Party and its interests with regard to the Indemnified Claim.
14.4    As applicable, Ibotta will direct the counsel engaged to defend Indemnified Parties to acknowledge receipt of, to accept and to represent Indemnified Parties in accordance with the Indemnity Counsel Guidelines of Walmart Inc. Walmart shall always retain the right, at its own cost and expense, to hire counsel to represent its interests with regard to any Indemnified Claim.
14.5    If an Indemnified Party reasonably determines that there may be a conflict between the position of Indemnified Party and that of the Indemnifying Party in connection with defense of an Indemnified Claim or that there may be legal defenses available to the Indemnified Party different from or in addition to those available to the Indemnifying Party, then the Indemnified Party, at the Indemnified Party’s expense, may retain counsel of its choice to conduct the defense of the Indemnified Claim. If the Indemnifying Party provides counsel for the defense of any Indemnified Claim and the Indemnified Party, in its sole discretion, determines that counsel provided by the Indemnifying Party to defend the Indemnified Party is unacceptable or that a conflict of interest exists between the Indemnified Party and counsel, then the Indemnified Party may request that the Indemnifying Party replace the counsel. If the

Indemnifying Party fails to timely replace counsel, the Indemnifying Party agrees its counsel shall work in good faith with the Indemnified Party’s counsel, retained at the Indemnified Party’s sole expense, until the Indemnified Claim is resolved. Each Party has the right at all times to accept or reject any offer to settle any Indemnified Claim. The Indemnifying Party, in the defense of any Indemnified Claim shall not, except with the written consent of the Indemnified Party, consent to entry of any judgment against an Indemnified Party and shall not, except with the written consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a complete, unconditional and irrevocable release from all liability and blame with respect to the Indemnified Claim.
14.6    Each Indemnifying Party waives any right, at law or in equity, to indemnity, contribution or subrogation from the Indemnified Party with respect to any Indemnified Claim.
14.7    The provisions of this Section 14 will survive the termination or expiration of this Agreement.
15.    LIMITATION OF LIABILITY.
15.1    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, BUT NOT LIMITED TO LOST PROFITS, BUSINESS REVENUES, BUSINESS INTERRUPTION AND THE LIKE), ARISING FROM OR RELATING TO (i) THE RELATIONSHIP BETWEEN IBOTTA AND WALMART, INCLUDING ALL PRIOR DEALINGS AND AGREEMENTS, (ii) THE CONDUCT OF BUSINESS UNDER THIS AGREEMENT, (iii) BREACH OF THIS AGREEMENT, OR (iv) TERMINATION OF BUSINESS RELATIONS BETWEEN THE PARTIES, AND REGARDLESS OF WHETHER THE CLAIM UNDER WHICH SUCH DAMAGES ARE SOUGHT IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY, STATUTE, REGULATION, OR ANY OTHER LEGAL THEORY OR LAW, EVEN IF WALMART OR IBOTTA HAVE BEEN ADVISED BY THE OTHER PARTY OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SPECIFIED IN THIS SECTION WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.
15.2    THE PARTIES ACKNOWLEDGE THAT SECTION 15.1 SHALL NOT LIMIT THE SPECIFIC RIGHTS AND REMEDIES EXPRESSLY PROVIDED IN THIS AGREEMENT, INCLUDING SECTIONS 12 AND 13.
16.    Confidentiality. The Parties have executed a Mutual Nondisclosure Agreement dated March 29, 2021, which is incorporated herein by reference and will govern the Parties’ obligations and rights regarding Confidential Information.
17.    Relationship. Ibotta is an independent contractor in providing the Service, the IPN, and Digital Item-Level Rebates. Unless otherwise specified, this Agreement shall not be construed to create any association, partnership, joint venture, employment or agency relationship between Walmart and Ibotta for any purpose. Ibotta’s employees and agents shall not be considered Walmart’s employees under any circumstance and shall have no authority to bind Walmart or act on Walmart’s behalf.
18.    Governing Law and Forum. The Parties mutually acknowledge and agree that the laws of the State of Arkansas, without regard to the internal law of Arkansas concerning conflicts of law, govern, control and apply to this Agreement and all matters or claims arising out of or relating to this Agreement. The Parties acknowledge and agree that the state and federal courts located in Benton County, Arkansas will have exclusive jurisdiction with respect to any actions, suits or proceedings which may arise in connection with this Agreement, and that any action, suit or proceeding which may arise in connection with this Agreement must only be filed in the state or federal courts located in Benton County, Arkansas. The Parties mutually acknowledge and agree that they will not raise in connection therewith, and hereby waive, any defenses based upon venue, inconvenience of forum, or lack of personal jurisdiction in any action or suit brought in accordance with the foregoing. Any legal action brought by either Party to this Agreement against the other Party hereto must be filed within [***] after the date of alleged reason for the action, or it shall be deemed forever waived. The Parties acknowledge that they have read and understand this clause and agree voluntarily to its terms.
19.    Change in Control. Ibotta shall not assign or delegate any rights or obligations under this Agreement (whether by contract, agreement, operation of law or otherwise) without the prior written consent of Walmart, provided that consent shall not be required for any assignments made in connection with a merger, consolidation or sale of all or substantially all of Ibotta’s stock or assets, where “merger” refers to any merger in which Ibotta participates, regardless of whether it is the surviving or disappearing corporation (“Permitted Assignment”). Notwithstanding the foregoing, [***]. Subject to the foregoing, this Agreement is binding upon, and inures to the benefit of, the Parties and their respective successors and permitted assigns. Ibotta shall also provide Walmart with at least [***] days prior written notice of any assignment, sale or merger of all or substantially all of the assets of Ibotta. If an assignment is made in violation of this Section 19, it is void. During the Term of this Agreement, [***].
20.    Program Management Committee; Quarterly Meetings.
20.1    Program Management Committee. Walmart and Ibotta hereby establish a committee to review and provide guidance on the strategy and direction of the Services, Digital Item-Level Rebates, and other related matters to be provided under the terms of this Agreement (“Program Management Committee”). Unless the Parties agree otherwise, the Program Management Committee shall meet at least once per calendar quarter and shall consist of four members, with two members appointed by Walmart and two members appointed by Ibotta. The members shall be the following persons, or their designees, of the Parties unless otherwise mutually agreed:
(a)    For Walmart: the Relationship Manager, and a second representative appointed by Walmart.

(b)    For Ibotta: the Relationship Manager, and a second representative appointed by Ibotta.
20.2    Quarterly Meetings and Governance.
(a)    The Program Management Committee shall hold a meeting, no less frequently than quarterly. All meetings of the Program Management Committee shall require a quorum consisting of not less than two members from Walmart and two members from Ibotta. Prior to each meeting, each Party shall provide prior notice to the other Parties of the members who will be attending the meeting.
(b)    Special meetings of the Program Management Committee may be held when scheduled by a prior act of the Program Management Committee or when called by a Party by delivery of at least five Business Days’ prior notice to the other Parties. Any such notice must specify the purpose of the special meeting. If fewer than all members are present in person, by telephone or by proxy, the business transacted at such special meeting shall be limited to that stated in the notice.
(c)    The Program Management Committee may meet in-person or telephonically.
20.3    Program Management Committee Responsibilities. The responsibilities of the Program Management Committee shall be agreed upon by Walmart and Ibotta in writing from time to time, and shall at a minimum include the following:
(a)    reviewing and approving any Marketing Plan;
(b)    reviewing and approving any changes to the existing Services and Digital Item-Level Rebates and any proposed new products and services;
(c)    reviewing and approving any changes to the look and feel of Digital Item-Level Rebates, other than changes required by applicable Law;
(d)    reviewing any uses of [***];
(e)    reviewing analysis of traffic on the Ibotta Mediums and IPN-Partner Properties;
(f)    reviewing [***], as outlined in Section 4.7(f) above; and
(g)    reviewing the performance of any SLA commitments of the parties.
In addition to those responsibilities described above, a Party may add to the agenda items for the review or approval of the Program Management Committee during its quarterly meeting.
21.    Notices. Any notice required pursuant to this Agreement must be in writing and sent by either (i) personal delivery, with a signed receipt; (ii) registered or certified mail, return receipt requested, or (iii) a nationally recognized private overnight carrier with proof of delivery, to the addresses of the Parties set forth below in this Agreement. The date of notice will be the date on which the recipient receives notice or refuses delivery. All notices must be addressed as follows or to such other address as a Party may identify in a written notice to the other Party:

To Ibotta:	To Walmart:
Ibotta, Inc. 1801 California St., Suite 400 Denver, CO 80202 Attn: Bryan Leach, CEO Email: [***]	Walmart Inc. 702 SW 8th Street Bentonville, AR 72716-0215 Attn: Janey Whiteside Email: [***]
With Copy (which does not constitute notice) via overnight delivery and email to: Ibotta, Inc. 1801 California St. Suite 400 Denver, CO 80202 Attn: [***] Email: [***]	With Copy (which does not constitute notice) via overnight delivery and email to: Walmart Inc. 702 SW 8th Street Bentonville, AR 72716-0185 Attention: [***] Email: [***]
22.    Entire Agreement. This Agreement, including any exhibits, expressly incorporated documents or agreements, and appendices hereto, constitute the entire agreement of the Parties and supersede all prior or contemporaneous agreements and understandings, oral or written, if any, between the Parties in connection with the subject matter of this Agreement. Each Party acknowledges and agrees that each and every provision of this Agreement, including the Recitals, is contractual in nature and binding on the Parties. The terms of all exhibits and appendices attached to this Agreement are incorporated into and made a part of this Agreement. This Agreement is binding upon and will inure to the benefit of the Parties to this Agreement, and their respective successors and assigns.
23.    Waiver and Remedies. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, will be effective unless the same is in writing and signed by duly authorized officers of Ibotta and Walmart, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a Party hereto to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any rights hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

24.    Amendment. This Agreement or any of its terms may be modified, extended, amended or waived only by mutual agreement in writing and signed by both Parties.
25.    Severability. If any portion of this Agreement, for any reason, is or is held to be invalid or unenforceable, such portion will be ineffective only to the extent of such invalidity or unenforceability, and the remaining portion or portions will nevertheless be valid, enforceable and of full force and effect.
26.    Negotiated Agreement. Each Party acknowledges that this Agreement resulted from arms-length negotiations by and between the Parties, and therefore any rule of construction requiring ambiguities to be construed against the drafter of an agreement will not apply to any provision of this Agreement.
27.    No Third-Party Beneficiaries. The provisions of this Agreement will inure solely to the benefit of the Parties hereto, and no person or entity will be a third-party beneficiary under this Agreement.
28.    Force Majeure. If a Force Majeure Event occurs, the Party that is prevented by that Force Majeure Event from performing any one or more obligations under this Agreement (the “Affected Party”) will be excused from performing those obligations. For purposes of this Agreement, “Force Majeure Event” means any event beyond the reasonable control of the Affected Party, whether or not such event is foreseeable, and that was not caused by the Affected Party, that prevents the Affected Party from complying with any of its obligations under this Agreement (excluding any obligation to pay money to the other Party), on condition that that Party then uses reasonable efforts to perform its obligations. During a Force Majeure Event, the Affected Party will use reasonable efforts to limit damages to the other Party and to resume its performance under this Agreement.
29.    Headings. The headings and captions used throughout this Agreement are inserted for convenience only and do not affect, broaden or limit this Agreement.
30.    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and delivered by email and all such counterparts shall constitute one and the same document. This Agreement may be executed by one or more Parties using an electronic signature, which the Parties agree shall be binding for all purposes and shall constitute an original signature.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the dates shown below.
ACCEPTED AND AGREED:

IBOTTA, INC.		WALMART INC.

By:	/s/ Bryan Leach	By:	/s/ Janey Whiteside

Name:	Bryan Leach	Name:	Janey Whiteside

Title:	Chief Executive Officer	Title:	EVP/Chief Customer Officer

Date:	May 17, 2021 | 15:29 MDT	Date:	May 17, 2021 | 16:43 CDT

SCHEDULE 1
TRANSACTION DATA
[***]

SCHEDULE 2
[***] TO SUPPORT REBATE REDEMPTION
[***]

APPENDIX 1
DEFINITIONS
1.1    Reserved.
1.2    “Change in Control” means the occurrence of any of the following events: (i) an acquisition of a Party by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), or (ii) a sale of all or substantially all of the assets of a Party (collectively, a “Merger”), so long as in either case such Party’s stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting power of the surviving acquiring entity; provided, however, that an equity financing for bona fide capital raising purposes shall not be deemed to be a Change in Control.
1.3    “Confidential Information” means information disclosed by one Party to the other Party that constitutes “Confidential Information” as defined in the Mutual Nondisclosure Agreement dated March 29, 2021.
1.4    “Digital Item-Level Rebates” means digital promotional offers for cash back rebates. As an example (and without limitation), Digital Item-Level Rebates may be delivered via Ibotta Mediums, IPN-Partner Properties, or Walmart Mediums.
1.5    Reserved.
1.6    “Effective Date” means the date on which this Agreement is executed by the Parties and becomes legally binding.
1.7    “Enrolled Ibotta Shoppers” means shoppers having an account with Ibotta, either directly or via other distribution partners, for redeeming Digital Item-Level Rebates.
1.8    Reserved.
1.9    Reserved.
1.10    Reserved.
1.11    “Ibotta Medium(s)” means Ibotta’s branded website, mobile application or browser plug-in (excluding the websites, mobile applications or browser plug-ins owned by Walmart or other retailers’ or IPN-Partner Properties).
1.12    “Ibotta Performance Network” or “IPN” means Ibotta’s proprietary network of digital properties (web and mobile) where Digital Item-Level Rebates sourced by Ibotta are presented to consumers to help influence purchase decisions.
1.13    “IPN-Partner Properties” means Ibotta’s touch points with consumers via other third-party distribution partners bearing such partners Marks, displaying Ibotta’s rebates

(excluding Walmart digital properties), on the Internet, via web or mobile communication devices, via marketing communications such as emails, or via other physical or digital means.
1.14    “Indemnified Claim” means any claim, demand, allegation, complaint, proceeding, investigation or discovery asserted by a third party (including any governmental entity) against an Indemnified Party.
1.15    “Indemnified Party” means an indemnified Party, its affiliates and their past, present and future directors, officers, employees and agents, individually and collectively.
1.16    “Indemnifying Party” means an indemnifying Party, its affiliates and their past, present and future directors, officers, employees and agents, individually and collectively.
1.17    Reserved.
1.18    “Initial Term” means the period from the Effective Date until [***] months thereafter.
1.19    “Live Rebates Program Date” means [***].
1.20    “Losses” means any liability for losses, claims, demands, penalties, actions, causes of action, suits, obligations, liabilities, damages, delays, costs or expenses, including reasonable attorneys’ fees and defense costs, incurred or sustained by Indemnified Party arising or resulting from an Indemnified Claim.
1.21    “Manufacturer” means the consumer packaged goods manufacturer(s) or other parties from which a Digital Cash Back Offer has been sourced by Ibotta.
1.22    “Marks” means the trade names, trademarks and associated logos of a Party.
1.23    “Nondisclosure Agreement” means that Mutual Nondisclosure Agreement dated March 29, 2021 and executed by the Parties.
1.24    “Objection Notice” means the notice from Walmart to Ibotta in response to a Vesting Trigger Notice, as described in Section 4.14.
1.25    “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
1.26    “Payment Network” means [***].
1.27    “Payment Network Rules” means the rules, regulations, procedures, and requirements of a Payment Network as such rules are applicable to Walmart.
1.28    “Personally Identifiable Information” or “PII” means any and all tangible and intangible information, in any form or medium whatsoever, that may be disclosed to or accessed by Ibotta in connection with or incidental to the performance of this Agreement or the Service or by any other means, and that relates to an identified or identifiable individual irrespective of whether such individual is a customer of Walmart, an employee of Walmart, or has another status, including name, postal address, email address, telephone number, date of birth, social security number, driver’s license number, other government-issued identification number, financial account number, credit or debit card number, insurance ID or account number, health or medical information, credit reports, consumer reports, background checks, biometric data, digital signatures, any code or password that could be used to gain access to financial data, and any other type of information deemed “non-public” and protected by privacy laws and any other applicable law.
1.29    “Renewal Term” means a period of [***] months after the end of the Initial Term or any Renewal Term, if this Agreement continues beyond the Initial Term.
1.30    Reserved.
1.31    “SDN List” means the list of Specially Designated Nationals and Blocked Persons maintained by OFAC.
1.32    “Service” means the Ibotta platform, whether accessed by a shopper directly through Ibotta’s mobile applications or browser extensions, or indirectly through the IPN, which collectively constitute Ibotta Mediums, and all software, documentation and other technology and materials, and any improvements or inventions related thereto.
1.33    Reserved.
1.34    Reserved.
1.35    “Territory” means the fifty states of the United States of America, the District of Columbia, and the Commonwealth of Puerto Rico.
1.36    “Term” means the Initial Term and any Renewal Term.
1.37    [***].
1.38    “[***] From Ibotta Mediums” means [***] related to purchases made by consumers at Walmart Locations after having selected rebates on Ibotta Mediums.
1.39    “[***]” means [***] related to purchases made by consumers at Walmart Locations after having selected rebates on IPN-Partner Properties.
1.40    “[***] From Walmart Mediums” means [***] related to purchases made by consumers at Walmart Locations after having selected rebates on Walmart Mediums.
1.41    Reserved.
1.42    Reserved.

1.43    “Walmart Account” means a Walmart account identified by digital account credentials which are used to identify a specific Walmart consumer, or alternatively by a physical card, account number and/or alternative identification number.
1.44    [***].
1.45    “Walmart Location” means any Walmart retail store in the Territory or ecommerce website offering goods or services to residents of the Territory including any associated mobile application. For the avoidance of doubt, “Walmart Locations” do not include any retail locations not branded with the Walmart name, logo, trademark or service mark.
1.46    “Walmart Medium(s)” means Walmart.com and Walmart’s mobile application. For the avoidance of doubt, “Walmart Medium(s)” do not include any consumer digital interfaces not branded with the Walmart name, logo, trademark or service mark.
1.47    “Walmart Pay” means a service on the Walmart app which allows a customer to choose a payment method and use that payment method by scanning a code at a cash register when paying at a Walmart store. Payment methods may include an on-file credit or debit card, or Walmart stored value that has been loaded onto a Walmart Account.
1.48    “Warrant” or “Warrant Agreement” means the Warrant to Purchase Shares of Common Stock of Ibotta Inc., executed on the Effective Date of this Agreement.
1.49    Reserved.

APPENDIX 2
WARRANT AGREEMENT

APPENDIX 3
WALMART INFORMATION SECURITY ADDENDUM
[***]

APPENDIX 4
INSURANCE REQUIREMENTS
A. Ibotta must, at its own cost and expense, obtain and maintain during the Term of this Agreement, and for a period of [***] following expiration or termination, the following insurance:
(i) Statutory Workers Compensation as required by state law and Employer’s Liability insurance with a minimum limit of $[***].
(ii) Commercial General Liability Insurance, including contractual liability insurance against the liability assumed in this Agreement, products liability, and broad form property damage, including completed operations with the following minimum limits for Bodily Injury and Property Damage on an Occurrence basis: $[***] per occurrence.
(iii) Commercial Excess/Umbrella Liability Insurance, subject to minimum limits of $[***] for bodily injury and physical damage.
(iv) All Risk Replacement Cost Insurance, with an agreed amount endorsement on property of every description and kind owned by Ibotta in an amount equal to [***] of the full replacement value thereof.
(v) Crime/Fidelity Bond, including employee dishonesty, robbery, fraud, theft, forgery, alteration, mysterious disappearance, and destruction. Such insurance must specifically provide coverage for contractual liability assumed, per the indemnification provision above. The minimum limit will be $[***] per occurrence.
(vi) Professional Liability Insurance for Ibotta’s negligent acts, errors or omissions in connection with the Services with a minimum limit of $[***] per occurrence.
(vii) Network Security Insurance for Ibotta’s breach of information security obligations in connection with the Services, with the following minimum limits: $[***] Security and Privacy Liability; $[***] Network Interruption insurance; and $[***] Cyber Event Management.
B. All such insurance required in this Agreement must be with companies and in amounts reasonably acceptable to Walmart and coverage thereunder may not be reduced or canceled without Walmart’s prior written consent. All insurance must be primary and not contributory with regard to any other available insurance to Walmart, except that any Professional and Network Security coverage shall be primary but contributory. All insurance must be written by companies with a BEST Guide rating of B+ VII or better. All such policies must include Walmart as an additional insured and contain a waiver of subrogation.
C. Certificates of insurance (or copies of policies) must promptly be furnished to Walmart upon Walmart’s request.